As filed with the Securities and Exchange Commission on August 5, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RED VIOLET, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

82-2408531
(IRS Employer Identification No.)

2650 North Military Trail, Suite 300, Boca Raton, Florida 33431
(561) 757-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joshua B. Weingard
Corporate Counsel and Corporate Secretary
Red Violet, Inc.
2650 North Military Trail, Suite 300, Boca Raton, Florida 33431
(561) 757-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael Francis, Esq.

Christina C. Russo, Esq.

Akerman LLP

Las Olas Centre II, Suite 1600

350 East Las Olas Boulevard

Fort Lauderdale, Florida 33301

(954) 463-2700

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each C1ass of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share	(2)	(3)	(3)	-
Preferred Stock, par value $0.001 per share	(2)	(3)	(3)	-
Depositary Shares	(2)	(3)	(3)	-
Warrants	(2)	(3)	(3)	-
Units	(2)	(3)	(3)	-
Total			$25,000,000	$3,030

(1)	Calculated pursuant to Rule 457(o) under the Securities Act.
(2)

There are being registered hereunder such indeterminate number of shares of common stock, shares of preferred stock, depositary shares, warrants and units as shall have a maximum aggregate offering price not to exceed $25,000,000. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder.  This Registration Statement also covers an indeterminate number of shares of common stock, shares of preferred stock, depositary shares, warrants and units which may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder or pursuant to the antidilution provisions of any such securities.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 5, 2019

PRELIMINARY PROSPECTUS

$25,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants and

Units

__________________

Red Violet, Inc. may offer common stock, preferred stock, depositary shares, warrants and units from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on The NASDAQ Capital Market (“Nasdaq”) under the symbol “RDVT.” The last reported sale price of our common stock on August 5, 2019, was $15.24 per share. We will make application to list any shares of common stock sold pursuant to a supplement to this prospectus on Nasdaq. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek the listing of any securities, the supplement will disclose the exchange or market.

__________________

Investing in these securities involves risks.  You should carefully consider the risks described under the “Risk Factors” section of this prospectus beginning on page 4, our filings with the Securities and Exchange Commission (“SEC”) and any applicable prospectus supplement.

__________________

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

__________________

The date of this prospectus is                , 2019

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You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized anyone to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.  Our business, financial condition, results of operations and prospects may have changed since these dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described below under the heading “Where You Can Find Additional Information.”

When used in this prospectus and any prospectus supplement, the terms “red violet,” “we,” “our,” and “us” refer to Red Violet, Inc. and its subsidiaries.  The following summary contains basic information about us. It likely does not contain all the information that is important to you. We encourage you to read this entire prospectus, any prospectus supplement and the documents to which we have referred you to before you choose to invest in these securities.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or the documents incorporated by reference herein. It is not complete and may not contain all of the information that you should consider before investing in these securities. You should carefully read the entire prospectus, including the “Risk Factors” section, the documents incorporated by reference into this prospectus, and any prospectus supplement.

Red Violet, Inc.

red violet is dedicated to making the world a safer place and reducing the cost of doing business. We specialize in big data analysis, providing cloud-based, mission-critical solutions to enterprises in a variety of industries. Through our intelligent platform, CORETM, we uncover the relevance of disparate data points utilizing our analytical capabilities to provide real-time and insightful views of people, businesses, assets and their interrelationships.

Leveraging proprietary technology and applying machine learning and advanced analytic and decision-making capabilities, CORE provides compelling solutions to public and private sector organizations through intuitive, easy-to-use analytical applications. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, recovering debt, identifying fraud and abuse, and ensuring legislative compliance, to identifying and acquiring customers. With a massive data repository of approximately nine petabytes of public-record, proprietary and publicly-available data, as well as self-reported consumer information and behavioral signals, we transform data into intelligence for our customers to enable better data-driven decisioning.

We presently market our solutions primarily through two brands, idiCORE™, our flagship product, and FOREWARN®. idiCORE is a next-generation, investigative solution used to address a variety of organizational challenges including due diligence, risk mitigation, identity authentication and legislative compliance, by financial services companies, insurance companies, healthcare companies, law enforcement and government, the collection industry, law firms, retail, telecommunication companies, corporate security and investigative firms. FOREWARN is an app-based solution currently tailored for the real estate industry, providing instant knowledge prior to face-to-face engagement with a consumer, helping professionals identify and mitigate risk. As of June 30, 2019, idiCORE had over 4,370 customers and FOREWARN had over 19,700 users.

We generate substantially all of our revenue from licensing our solutions. Customers access our solutions through a hosted environment using an online interface, batch processing, API and custom integrations. We recognize revenue from licensing fees (a) on a transactional basis determined by the customer’s usage, (b) via a monthly fee or (c) from a combination of both. Revenue pursuant to pricing contracts containing a monthly fee is recognized ratably over the contract period. Pricing contracts are generally annual contracts or longer, with auto renewal. Revenue from pricing contracts represented 62% and 64% of total revenue for the three and six months ended June 30, 2019, respectively.

Our go-to-market strategy leverages (a) an inside sales team that cultivates relationships, and ultimately closes business, with their end-user markets, (b) a strategic sales team that provides a more personal, face-to-face approach for major accounts within certain industries, and (c) distributors, resellers, and strategic partners that have a significant foothold in many of the industries that we have not historically served, as well as to further penetrate those industries that we do serve. Our sales model generally begins with a free trial followed by an initial purchase on a transactional basis or minimum-committed monthly spend. As organizations derive benefit from our solutions, we are able to “land and expand” within larger organizations as additional use cases expand across departments, divisions and geographic locations and customers become increasingly reliant on our solutions in their daily workflow.

On March 26, 2018, Fluent, Inc. (“Fluent”) spun off its risk management business by way of a distribution of all of the shares of common stock of its then wholly-owned subsidiary, red violet, to its stockholders as of the record date and certain warrant holders (the “Spin-off”). Upon the Spin-off, red violet owned Fluent subsidiaries that previously operated Fluent’s risk management business, and red violet became an independent public company. For periods prior to the Spin-off, these financial statements were prepared on a consolidated and combined basis because certain of the entities were under common control.

Emerging Growth Company Status of red violet

red violet is an “emerging growth company” as defined in the JOBS Act. As such, red violet is eligible to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not emerging growth companies, including, compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and the requirements to hold a non-binding advisory vote on executive compensation and any golden parachute payments not previously approved. red violet has not made a decision whether to take advantage of any or all of these exemptions. If red violet does take advantage of some or all of these exemptions, some investors may find red violet’s common stock less attractive. The result may be a less active trading market for red violet’s common stock and its stock price may be more volatile.

In addition, Section 107 of the JOBS Act provides that an emerging growth company may take advantage of the extended transition period provided in Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for complying with new or revised accounting standards, meaning that red violet, as an emerging growth company, can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. red violet has elected to take advantage of this extended transition period, however it is red violet’s present intention to adopt any applicable accounting standards timely. If at some time red violet delays adoption of a new or revised accounting standard, our financial statements may not be comparable to those of companies that comply with such new or revised accounting standards. Section 107 of the JOBS Act provides that our decision not to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

red violet may remain an emerging growth company until the earliest of (a) the last day of the first fiscal year in which its annual gross revenues exceed $1 billion, (b) the last day of the fiscal year following the fifth anniversary of the date of the first sale of its common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), (c) the date it becomes a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of its common stock that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter, and (d) the date on which red violet has issued more than $1 billion in non-convertible debt during the preceding three-year period.

Corporate Information

Our principal executive offices are located at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431, and our telephone number is (561) 757-4000.  Our website address is www.redviolet.com.  Information on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks discussed under the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, together with other information in this prospectus and the information and documents incorporated by reference that we have authorized for use in connection with an offering.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flow could be materially and adversely affected. If this occurs, the market or trading price of our securities could decline, and you could lose all or part of your investment. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not clearly historical in nature may be forward-looking and the words “anticipate,” “believe,” “expect,” “estimate” and similar expressions are generally intended to identify forward-looking statements. Any forward-looking statements contained herein, in press releases, written statements or other documents filed with the Securities and Exchange Commission or in communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, concerning our operations, economic performance and financial condition are subject to risks, uncertainties and contingencies. We have based these forward-looking statements on our current expectations and projections about future events. All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Also, forward-looking statements are based upon management’s estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors that could cause such differences include:

•	We have a history of losses and negative cash flow from operations which makes our future results uncertain.
•

Our products and services are highly technical and if they contain undetected errors, our business could be adversely affected and we may have to defend lawsuits or pay damages in connection with any alleged or actual failure of our products and services.

•

Because our networks and information technology systems are critical to our success, if unauthorized persons access our systems or our systems otherwise cease to function properly, our operations could be adversely affected and we could lose revenue or proprietary information, all of which could materially adversely affect our business.

•	We must adequately protect our intellectual property in order to prevent loss of valuable proprietary information.
•

We depend, in part, on strategic alliances, joint ventures and acquisitions to grow our business. If we are unable to make strategic acquisitions and develop and maintain these strategic alliances and joint ventures, our growth may be adversely affected.

•	If we consummate any future acquisitions, we will be subject to the risks inherent in identifying, acquiring and operating a newly acquired business.
•

Our business is subject to various governmental regulations, laws and orders, compliance with which may cause us to incur significant expenses or reduce the availability or effectiveness of our solutions, and the failure to comply with which could subject us to civil or criminal penalties or other liabilities.

•

The outcome of litigation, inquiries, investigations, examinations or other legal proceedings in which we are involved, in which we may become involved, or in which our customers or competitors are involved could subject us to significant monetary damages or restrictions on our ability to do business.

•	Our relationships with key customers may be materially diminished or terminated.
•	If we lose the services of key personnel, it could adversely affect our business.
•	If we fail to respond to rapid technological changes in the big data and analytics sector, we may lose customers and/or our products and/or services may become obsolete.
•

Our revenue is concentrated in the U.S. market across a broad range of industries. When these industries or the broader financial markets experience a downturn, demand for our services and revenue may be adversely affected.

•	We could lose our access to data sources which could prevent us from providing our services.
•

Data security and integrity are critically important to our business, and breaches of security, unauthorized access to or disclosure of confidential information, disruption, including distributed denial of service (“DDoS”) attacks or the perception that confidential information is not secure, could result in a material loss of business, substantial legal liability or significant harm to our reputation.

•	We face intense competition from both start-up and established companies that may have significant advantages over us and our products.
•	There may be further consolidation in our end-customer markets, which may adversely affect our revenue.
•	To the extent the availability of free or relatively inexpensive consumer and/or business information increases, the demand for some of our services may decrease.
•	If our newer products do not achieve market acceptance, revenue growth may suffer.
•	Our products and services can have long sales and implementation cycles, which may result in substantial expenses before realizing any associated revenue.
•	If we fail to maintain and improve our systems, our technology, and our interfaces with data sources and customers, demand for our services could be adversely affected.
•	If our outside service providers and key vendors are not able to or do not fulfill their service obligations, our operations could be disrupted and our operating results could be harmed.
•	Consolidation in the big data and analytics sector may limit market acceptance of our products and services.
•	We may incur substantial expenses defending against claims of infringement.

•	Our stock price has been and may continue to be volatile, and the value of an investment in our common stock may decline.
•	Future issuances of shares of our common stock in connection with acquisitions or pursuant to our stock incentive plan could have a dilutive effect on your investment.
•	The concentration of our stock ownership may limit individual stockholder ability to influence corporate matters.
•

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements available to emerging growth companies will make our shares of common stock less attractive to investors.

•

We expect that we may need additional capital in the future; however, such capital may not be available to us on reasonable terms, if at all, when or as we require additional funding. If we issue additional shares of our common stock or other securities that may be convertible into, or exercisable or exchangeable for, our common stock, our existing stockholders would experience further dilution.

We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in an accompanying supplement to this prospectus.

DIVIDEND POLICY

We intend to retain all earnings for the foreseeable future for use in the operation of the business. Consequently, we do not anticipate paying any cash dividends on our common stock for the foreseeable future.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of red violet’s capital stock. All references herein to “certificate of incorporation” and “bylaws” are to red violet’s “amended and restated certificate of incorporation” and “amended and restated bylaws,” which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.  These summaries and descriptions do not purport to be complete and are qualified in their entirety by reference to these documents, which you should read for a complete description of red violet’s capital stock.

Authorized Capital Stock

red violet is authorized to issue 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

red violet is authorized to issue 200,000,000 shares of common stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors, except for amendments to the certificate of incorporation relating solely to the terms of a series of preferred stock. Additionally, all matters submitted to a vote of stockholders require the affirmative vote of the stockholders holding a majority of the shares. There are no cumulative voting in the election of directors. In the event of red violet’s liquidation or dissolution, holders of common stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to the common stock.

The holders of common stock will be entitled to any dividends that may be declared by the red violet Board out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions red violet has against the payment of dividends on common stock. red violet has not paid any cash dividends on its common stock since inception and it does not plan to pay any cash dividends on its common stock in the foreseeable future.

As of August 2, 2019, red violet has 10,832,537 shares of common stock outstanding. As of August 2, 2019, there were 116 holders of record of our common stock.

Preferred Stock

red violet is authorized to issue 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by the red violet Board. As of August 5, 2019, red violet had no shares of any class of preferred stock outstanding.

Issuance of “blank check” preferred stock

red violet’s certificate of incorporation authorizes the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by the red violet Board. The red violet Board is empowered, without shareholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, its common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for the red violet Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of red violet.

red violet’s bylaws also allows the red violet Board to fix the number of directors, however, the certificate of incorporation requires that the red violet Board be composed of a least three and no more than 15 directors. red violet’s stockholders will not have cumulative voting in the election of directors.

Anti-takeover Provisions

In general, Section 203 of the Delaware General Corporations Law (the “DGCL”) prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2000 or more stockholders from engaging in a “business combination” with an “interested shareholder” for a three-year period following the time that this shareholder becomes an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested shareholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested shareholder is prohibited unless it satisfies one of the following conditions:

•	before the shareholder became interested, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;
•

upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the shareholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested shareholder.

The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its stockholders). red violet’s certificate of incorporation contains a provision expressly opting out of the application of Section 203 of the DGCL; therefore the anti-takeover statute does not apply to red violet.

Special Shareholder Meetings and Action by Written Consent

Under red violet’s bylaws, the Chairperson of the Board of Directors, its President and a majority of the members of the Board of Directors may each call a special meeting of stockholders. The bylaws do not permit meetings of stockholders to be called by any other person. red violet’s certificate of incorporation specifically prohibits action by its stockholders by written consent without a meeting of the stockholders unless authorized in advance by a resolution adopted by the red violet Board or otherwise provided for or fixed pursuant to the provisions of the certificate of incorporation relating to the rights of holders of any series of preferred stock.

Any aspect of the foregoing, alone or together, could delay or prevent unsolicited takeovers and changes in control or changes in red violet’s management.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company is the transfer agent and registrar for our common stock. Their contact information is: 1 State Street, 30th Floor, New York, NY 10004, phone number (212) 845-3249, www.continentalstock.com.

Trading Market

red violet’s common stock commenced trading on The NASDAQ Capital Market under the symbol “RDVT” on March 27, 2018.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares we may offer and sell by this prospectus.  This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares.  The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus.

General

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below.  In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts.  The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all of the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.  Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date; provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly.  The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent.  The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution.  If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders.  The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares.  Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares.  If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.  In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Exchange and Redemption

If any class or series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted.  The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock.  The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion.  The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of preferred stock.  If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide.

After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding.  When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion of the depositary shares.

Voting the Preferred Stock

When the depositary receives notice of a meeting at which the holders of the particular class or series of preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares.  Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares.  The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions.  We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendment and Termination of the Deposit Agreement

We and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares.  Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding.  Any holder of depositary shares that continues to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days before termination.  The depositary may terminate the deposit agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed.  In addition, the deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares;
•	all outstanding shares of preferred stock have been converted into or exchanged for common stock; or
•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Reports and Obligations

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated articles of incorporation to furnish to the holders of the preferred stock.  Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement.  The deposit agreement limits our obligations to performance in good faith of the duties stated in the deposit agreement.  The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith.  Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity.  In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock.  Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time.  Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment.  The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus.  This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant.  The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to equity securities, including common stock or preferred stock.  Warrants may be issued independently or together with any securities and may be attached to or separate from those securities.  The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering.  The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Equity Warrants

We may issue warrants for the purchase of our equity securities, such as our common stock or preferred stock.  As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement.  Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of the equity warrant certificate representing the equity warranty, will be filed with the SEC in connection with the offering of the equity warrants.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;
•	the initial offering price;
•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;
•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;
•	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;
•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;
•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;
•	anti-dilution provisions of the equity warrants, if any;
•	redemption or call provisions, if any, applicable to the equity warrants; and
•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of equity warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more shares of common stock, shares of preferred stock and warrants in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described below; and
•

any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units. We may issue units in such amounts and in as many distinct series as we wish.  This section summarizes terms of the units that apply generally to all series.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent.  We may add, replace or terminate unit agents from time to time.  We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement.  The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units.  The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or other instrument under which that security is issued.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities that are included in those units.  Limitations of this kind will be described in the prospectus supplement.

Modification Without Consent of Holders

Unless provided otherwise in an applicable prospectus supplement, we and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;
•	to correct or supplement any defective or inconsistent provision; or,
•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect.  We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect.  In those cases, we do one need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent of Holders

Unless provided otherwise in an applicable prospectus supplement, we may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right, or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Unless provided otherwise in an applicable prospectus supplement, any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series, or
•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under The Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Title

We and the unit agents and any of our respective agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;
•	directly to purchasers;
•	in a rights offering;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;
•	through agents;
•	in block trades;
•	through a combination of any of these methods; or
•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price or initial public offering price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any commissions paid to agents; and
•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on Nasdaq, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently listed on Nasdaq. We currently intend to list any shares of common stock sold pursuant to this prospectus on Nasdaq. We may elect to list any series of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters relating to the offering will be passed upon for us by Akerman LLP, Fort Lauderdale, Florida.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports and other information with the SEC. You may read our SEC filings over the Internet at the SEC’s website at www.sec.gov.

Our website is www.redviolet.com.  We make available free of charge through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  The information contained on, connected to or that can be accessed via our website is not part of this prospectus.

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act to register with the SEC the securities described herein. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information about us and our securities, you should refer to the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

•

The Annual Report on Form 10–K for the fiscal year ended December 31, 2018, filed on March 7, 2019 (and the portions of the Company’s proxy statement on Schedule 14A for the Company’s Annual Meeting of Stockholders filed with the SEC on April 16, 2019 that are incorporated therein);

•	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 7, 2019;

•	The Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed on August 5, 2019;

•	The Current Reports on Form 8–K filed on May 15, 2019; and

•

The description of the Company’s common stock contained in the Company’s Registration Statement on Form 10, filed with the SEC on February 28, 2018 as amended by Amendment No. 1 to Form 10, filed on March 5, 2018, as amended by Amendment No. 2 to Form 10, filed on March 12, 2018.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to you, upon request, a copy of each of our filings at no cost. Please make your request by writing or telephoning us at the following address or telephone number:

Red Violet, Inc.

2650 North Military Trail

Suite 300

Boca Raton, Florida  33431

(561) 757-4000

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

$25,000,000

Common Stock

Preferred Stock

Depositary Shares

Warrants

and

Units

_________________

PROSPECTUS

_________________

, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered.  All amounts shown are estimates, except for the SEC registration fee:

SEC registration fee	$ 3,030
Legal fees and expenses	$*
Accounting fees and expenses	$*
Printing, engraving and mailing expenses	$*
Miscellaneous	$*

Total	$*
*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the DGCL, which red violet is subject to, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Under Article 6 of the bylaws, expenses (including attorneys’ fees) reasonably incurred by a director or officer of red violet or, if while serving as director or officer of red violet, was serving at the request of red violet as a director, officer, employee or agent of another corporation, partnership, joint venture, enterprise or nonprofit entity in defending any civil, criminal, administrative or investigative action, suit or proceeding, whether civil, criminal, administrative or investigative, will be paid by red violet in advance of the final disposition of such action, suit or proceeding to the fullest extent not prohibited by applicable law, and, if required by law, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by red violet as authorized in the bylaws. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL and Article 6 of the bylaws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, provision of the certificate of incorporation, the bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Additionally, Article 9 of the certificate of incorporation provides that a director of red violet will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

red violet carries directors and officers liability coverages designed to insure its officers and directors and those of its subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to red violet and its subsidiaries for sums paid to directors and officers as indemnification for similar liability. red violet has entered into Indemnification Agreements with its executive officers and directors providing for advancement of expenses and indemnification to the fullest extent permissible under DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, red violet has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits.

EXHIBIT NO	DESCRIPTION
3.1	Amended and Restated Certificate of Incorporation of Red Violet, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on March 27, 2018).

3.2	Amended and Restated Bylaws of Red Violet, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on March 27, 2018).

4.1	Form of Certificate of Designations of Preferred Stock.*

4.2	Form of Deposit Agreement and Depositary Receipt.*

4.3	Form of Common Stock Warrant Agreement and Warrant Certificate.*

4.4	Form of Preferred Stock Warrant Agreement and Warrant Certificate.*

4.5	Form of Unit.*

4.6	Form of Unit Agreement.*

5.1	Opinion of Akerman LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.*

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Akerman LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page of this Registration Statement).

*	To be filed by post-effective amendment, as applicable, or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.	Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided , however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on August 5, 2019.

RED VIOLET, INC.

By:	/s/ Derek Dubner
Derek Dubner Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek Dubner and Daniel MacLachlan, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Derek Dubner	Chief Executive Officer and Interim Chairman	August 5, 2019
Derek Dubner	(Principal Executive Officer)

/s/ Daniel MacLachlan	Chief Financial Officer	August 5, 2019
Daniel MacLachlan	(Principal Financial Officer)

/s/ Jacky Wang	Chief Accounting Officer	August 5, 2019
Jacky Wang	(Principal Accounting Officer)

/s/ Peter Benz	Director	August 5, 2019
Peter Benz

/s/ Steven D. Rubin	Director	August 5, 2019
Steven D. Rubin

/s/ Robert Swayman	Director	August 5, 2019
Robert Swayman